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                                                                   EXHIBIT 23.05


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Quintiles Transnational Corp. for the registration of 30,717,729 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 1999, with respect to the financial statements of ENVOY Corporation included in Quintiles Transnational Corp.'s Current Report on Form 8-K to be filed with the Securities and Exchange Commission on or about February 16, 1999.

                                                          /s/ Ernst & Young LLP

Nashville, Tennessee
February 16, 1999